                                                                  EXHIBIT 99.00

                     SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                                  FORM 11-K

     /X/ ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
         EXCHANGE ACT OF 1934 [FEE REQUIRED] FOR THE FISCAL YEAR ENDED JUNE 30, 1996

                                     OR

     / / TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE
         ACT OF 1934 [NO FEE REQUIRED] For the transition period from _________ to __________ commission file number _____________

                Profit Sharing Plan of Comshare, Incorporated

                           Full Title of the plan.

      Comshare, Incorporated, 555 Briarwood Circle, Ann Arbor, MI 48108

           Name of issuer of securities held pursuant to the plan and the address of its principal executive offices.

                             PROFIT SHARING PLAN
                          OF COMSHARE, INCORPORATED
              FINANCIAL STATEMENTS AS OF JUNE 30, 1996 AND 1995
                 AND FOR THE THREE YEARS ENDED JUNE 30, 1996
                       TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Plan Administrator
     of the Profit Sharing Plan
     of Comshare, Incorporated:

We have audited the accompanying statement of net assets available for benefits of the PROFIT SHARING PLAN OF COMSHARE, INCORPORATED (the "Plan") as of June 30, 1996 and 1995, and the related statement of changes in net assets available for benefits for the years ended June 30, 1996, 1995 and 1994. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of June 30, 1996 and 1995 and the changes in net assets available for benefits for the years ended June 30, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                        ARTHUR ANDERSEN LLP


Detroit, Michigan,
   September 20, 1996

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES



EXHIBITS

1.   Statements of Net Assets Available for Benefits as of
       June 30, 1996 and 1995


2. Statements of Changes in Net Assets Available for Benefits for the Years Ended June 30, 1996, 1995 and 1994


Notes to Financial Statements


SCHEDULES

I.  Item 27a - Schedule of Assets Held
      for Investment Purposes as of June 30, 1996


II. Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1996

                                                                       EXHIBIT 1


                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                              AS OF JUNE 30, 1996

                                       Vanguard        Vanguard       Vanguard         Vanguard         Vanguard
                                     Money Market-    Bond Index       S&P 500        Wellington       U.S. Growth
                                    Prime Portfolo       Fund         Portfolio          Fund           Portfolio
                                    --------------       ----         ---------          ----           ---------
RECEIVABLES:
  Employer's contribution            $   56,579      $   55,851      $   256,124      $  104,117       $   98,407
  Participants' contributions            11,045           7,593           46,175          18,776           22,138
  Accrued loan repayments                 3,189           1,175            5,279           1,588            2,347
                                     ----------      ----------      -----------      ----------       ----------
                                         70,813          64,619          307,578         124,481          122,892

INVESTMENTS, at market:
  Registered Investment Companies     3,065,717       1,687,144       10,395,281       2,309,281        2,999,767
  Company Stock Fund                    --                --              --               --              --
  Loans to participants                 --                --              --               --              --
                                     ----------      ----------      -----------      ----------       ----------
                                      3,065,717       1,687,144       10,395,281       2,309,281        2,999,767

NET ASSETS AVAILABLE
FOR BENEFITS                         $3,136,530      $1,751,763      $10,702,859      $2,433,762       $3,122,659
                                     ----------      ----------      -----------      ----------       ----------


                                       Vanguard
                                   Trustees' Equity-
                                     International      Comshare         Loan             1996
                                    Portfolio Fund     Stock Fund        Fund             Total
                                    --------------     ----------        ----             -----
RECEIVABLES:
  Employer's contribution            $   28,973       $   15,913       $   --         $   615,964
  Participants' contributions             8,019            4,274           --             118,020
  Accrued loan repayments                   926              741           --              15,245
                                     ----------       ----------       --------       -----------
                                         37,918           20,928           --             749,229

INVESTMENTS, at market:
  Registered Investment Companies     1,083,123           --               --          21,540,313
  Company Stock Fund                      --           3,960,341           --           3,960,341
  Loans to participants                   --              --            635,662           635,662
                                     ----------       ----------       --------       -----------
                                      1,083,123        3,960,341        635,662        26,136,316

NET ASSETS AVAILABLE
FOR BENEFITS                         $1,121,041       $3,981,269       $635,662       $26,885,545
                                     ----------       ----------       --------       -----------



       The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT 1

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                              AS OF JUNE 30, 1995

                                                                                                   Vanguard
                                                                                                   Trustees'
                                     Vanguard      Vanguard    Vanguard    Vanguard    Vanguard     Equity-
                                   Money Market-  Bond Index    S&P 500   Wellington  U.S. Growth International  Loan       1995
                                   Prime Portfolo   Fund       Portfolio     Fund      Portfolio   Portfolio     Fund       Total
                                   --------------   ----       ---------     ----      ---------   ---------     ----       -----
RECEIVABLES:
   Employer's contribution           $   90,109  $   39,110  $  145,648  $   57,178  $   41,938     $ 20,415   $  --    $   394,398
   Participants' contributions           28,581      12,225      55,904      22,920      18,648       10,545      --        148,823
   Accrued loan repayments                7,305       1,897       8,312       3,215       1,977        1,671      --         24,377
                                     ----------  ----------  ----------  ----------  ----------     --------   -------- -----------
                                        125,995      53,232     209,864      83,313      62,563       32,631      --        567,598

INVESTMENTS, at market:
   Registered Investment Companies    3,672,804   1,604,491   7,868,924   1,840,334   1,595,680      870,423      --     17,452,656
   Loans to participants                 --           --          --          --          --          --        614,424     614,424
                                     ----------  ----------  ----------  ----------  ----------     --------   -------- -----------
                                      3,672,804   1,604,491   7,868,924   1,840,334   1,595,680      870,423    614,424  18,067,080

NET ASSETS AVAILABLE
FOR BENEFITS                         $3,798,799  $1,657,723  $8,078,788  $1,923,647  $1,658,243     $903,054   $614,424 $18,634,678
                                     ----------  ----------  ----------  ----------  ----------     --------   -------- -----------



       The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT 2

                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1996


                                                    Vanguard       Vanguard        Vanguard         Vanguard        Vanguard
                                                  Money Market-    Bond Index      S & P 500       Wellington     U.S. Growth
INVESTMENT INCOME:                              Prime Portfolio      Fund          Portfolio          Fund         Portfolio
                                                ---------------      ----          ---------          ----         ---------
   Unrealized appreciation (depreciation)
   of investments                                 $   --           ($30,758)     $  1,674,861    $   196,661      $   472,563
   Interest and dividend income                      178,792        107,802           219,446        120,986           82,532
   Realized gain on investments                       --                937           141,928         47,203           31,118
                                                  ----------     ----------      ------------    -----------      -----------
                                                     178,792         77,981         2,036,235        364,850          586,213

CONTRIBUTIONS:
   Employer                                           97,516         95,724           434,895        180,635          156,646
   Participants                                      242,547        166,416           587,678        265,954          238,877
                                                  ----------     ----------      ------------    -----------      -----------
                                                     340,063        262,140         1,022,573        446,589          395,523

TRANSFER OF ASSETS FROM
   OTHER PLANS                                        --             --                --             --               --
                                                  ----------     ----------      ------------    -----------      -----------
LOAN ORIGINATIONS                                    (67,911)       (36,006)          (93,771)       (28,087)         (28,488)
                                                  ----------     ----------      ------------    -----------      -----------
LOAN REPAYMENTS                                       77,916         21,485           123,139         50,137           47,321
                                                  ----------     ----------      ------------    -----------      -----------
INTERFUND TRANSFERS, NET                            (798,285)      (168,273)          845,839        152,052          569,951
                                                  ----------     ----------      ------------    -----------      -----------
DISTRIBUTIONS TO PARTICIPANTS                       (392,844)       (63,287)       (1,309,944)      (475,426)        (106,104)
                                                  ----------     ----------      ------------    -----------      -----------

   Increase (decrease) in Net Assets
   Available for Benefits                           (662,269)        94,040         2,624,071        510,115        1,464,416

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                         3,798,799      1,657,723         8,078,788      1,923,647        1,658,243
                                                  ----------     ----------      ------------    -----------      -----------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                              $3,136,530     $1,751,763      $ 10,702,859    $ 2,433,762      $ 3,122,659
                                                  ----------     ----------      ------------    -----------      -----------
                                                   Vanguard
                                               Trustees' Equity -
                                                 International      Comshare           Loan              1996
INVESTMENT INCOME:                                Portfolio        Stock Fund          Fund              Total
                                                  ---------        ----------          ----              -----
   Unrealized appreciation (depreciation)
   of investments                                 $   10,636       $1,424,698        $   --          $ 3,748,661
   Interest and dividend income                       95,269           --               53,701           858,528
   Realized gain on investments                        5,530          177,244            --              403,960
                                                  ----------       ----------        ---------       -----------
                                                     111,435        1,601,942           53,701         5,011,149

CONTRIBUTIONS:
   Employer                                           56,055           18,778            --            1,040,249
   Participants                                      109,048           40,930            --            1,651,450
                                                  ----------       ----------        ---------       -----------
                                                     165,103           59,708            --            2,691,699

TRANSFER OF ASSETS FROM
   OTHER PLANS                                        --            3,183,333            --            3,183,333
                                                  ----------       ----------        ---------       -----------
LOAN ORIGINATIONS                                     (7,880)         (61,411)         323,554              --
                                                  ----------       ----------        ---------       -----------
LOAN REPAYMENTS                                       21,707            3,122         (344,827)             --
                                                  ----------       ----------        ---------       -----------

INTERFUND TRANSFERS, NET                             (15,567)        (585,717)           --                 --
                                                  ----------       ----------        ---------       -----------
DISTRIBUTIONS TO PARTICIPANTS                        (56,811)        (219,708)         (11,190)       (2,635,314)
                                                  ----------       ----------        ---------       -----------
   Increase (decrease) in Net Assets
   Available for Benefits                            217,987        3,981,269           21,238         8,250,867

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                           903,054         --                614,424        18,634,678
                                                  ----------       ----------        ---------       -----------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                              $1,121,041       $3,981,269        $ 635,662       $26,885,545
                                                  ----------       ----------        ---------       -----------




       The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT 2

                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1995

                                                          Vanguard       Vanguard        Vanguard         Vanguard
                                                       Money Market-    Bond Index      S & P 500        Wellington
INVESTMENT INCOME:                                    Prime Portfolio      Fund         Portfolio           Fund
                                                      ---------------  -------------  ---------------   ----------------
   Unrealized appreciation (depreciation)
   of investments                                     $        --           $76,028        $1,317,955       $  219,092
   Interest and dividend income                               215,539       107,263           207,110           75,542
   Realized gain (loss) on investments                         --            (3,635)          141,397           14,376
                                                      ---------------  -------------  ---------------   ----------------
                                                              215,539       179,656         1,666,462          309,010

CONTRIBUTIONS:
   Employer                                                   146,227        87,651           321,337          129,416
   Participants                                               290,831       131,045           525,878          210,493
                                                      ---------------  -------------  ---------------   ----------------
                                                              437,058       218,696           847,215          339,909

LOAN ORIGINATIONS                                             (60,361)      (22,769)          (81,743)         (33,744)
                                                      ---------------  -------------  ---------------   ----------------

LOAN REPAYMENTS                                               106,026        45,034           216,657           31,785
                                                      ---------------  -------------  ---------------   ----------------

INTERFUND TRANSFERS, NET                                      (95,951)     (176,643)         (634,641)        (259,828)
                                                      ---------------  -------------  ---------------   ----------------

DISTRIBUTIONS TO PARTICIPANTS                              (1,313,081)     (393,804)       (1,573,917)        (210,204)
                                                      ---------------  -------------  ---------------   ----------------

   Increase (decrease) in Net Assets                         (710,770)     (149,830)          440,033          176,928
   Available for Benefits

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                                  4,509,569     1,807,553         7,638,755        1,746,719
                                                      ---------------  -------------  ---------------   ----------------

NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                                  $     3,798,799    $1,657,723        $8,078,788      $ 1,923,647
                                                      ---------------  -------------  ---------------   ----------------

                                                                           Vanguard
                                                          Vanguard     Trustees' Equity-
                                                        U.S. Growth      International        Loan            1995
INVESTMENT INCOME:                                       Portfolio         Portfolio          Fund            Total
                                                       ---------------    -------------  ---------------   -------------
   Unrealized appreciation (depreciation)
   of investments                                     $       246,207    $  (26,308)       $    --         $ 1,832,974
   Interest and dividend income                                 9,333        42,870            66,753          724,410
   Realized gain (loss) on investments                         12,981       (19,061)            --             146,058
                                                      ---------------  -------------  ---------------   ----------------
                                                              268,521        (2,499)           66,753        2,703,442

CONTRIBUTIONS:
   Employer                                                    89,099        54,274             --             828,004
   Participants                                               139,318       105,377             --           1,402,942
                                                      ---------------  -------------  ---------------   ----------------
                                                              228,417       159,651             --           2,230,946

LOAN ORIGINATIONS                                             (44,223)       (4,840)          247,680             --
                                                      ---------------  -------------  ---------------   ----------------

LOAN REPAYMENTS                                                22,643        23,266          (445,411)       --
                                                      ---------------  -------------  ---------------   ----------------

INTERFUND TRANSFERS, NET                                      724,844       442,219             --              --
                                                      ---------------  -------------  ---------------   ----------------

DISTRIBUTIONS TO PARTICIPANTS                                (151,539)     (213,255)          (55,821)      (3,911,621)
                                                      ---------------  -------------  ---------------   ----------------

   Increase (decrease) in Net Assets                        1,048,663       404,542          (186,799)       1,022,767
   Available for Benefits

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                                    609,580       498,512           801,223       17,611,911
                                                      ---------------  -------------  ---------------   ----------------

NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                                   $    1,658,243    $  903,054        $  614,424      $18,634,678
                                                      ---------------  -------------  ---------------   ----------------



        The accompanying notes are an integral part of this statement.

                                                                       EXHIBIT 2

                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                        FOR THE YEAR ENDED JUNE 30, 1994


                                                      Vanguard         Vanguard      Guaranteed        Vanguard        Vanguard
                                                    Money Market-     Bond Index     Investment        S&P 500        Wellington
INVESTMENT INCOME:                                Prime Portfolio        Fund        Contracts      Portfolio Fund       Fund
                                                  ---------------        ----        ---------      --------------       ----
   Unrealized appreciation (depreciation)
   of investments                                  $   --             ($144,451)    $      --         ($140,104)       ($78,779)
   Interest and dividend income                        115,588          156,669          58,328         229,927         106,641
   Realized gain (loss) on investments                 --               (14,574)           --            33,171         (16,108)
                                                   -----------       ----------     -----------      ----------      ----------
                                                       115,588           (2,356)         58,328         122,994          11,754

CONTRIBUTIONS:
   Employer                                            231,140          130,428           --            390,793         126,710
   Participants                                        344,102          199,756           --            621,505         201,937
                                                   -----------       ----------     -----------      ----------      ----------
                                                       575,242          330,184           --          1,012,298         328,647

LOAN ORIGINATIONS                                     (160,693)         (59,406)        (12,045)       (140,007)        (16,463)
                                                   -----------       ----------     -----------      ----------      ----------
LOAN REPAYMENTS                                        149,113           71,945           --            194,506          30,817
                                                   -----------       ----------     -----------      ----------      ----------
INTERFUND TRANSFERS                                  1,295,422         (543,631)     (1,269,371)       (725,786)        995,165
                                                   -----------       ----------     -----------      ----------      ----------
DISTRIBUTIONS TO PARTICIPANTS                       (1,160,845)        (819,786)       (255,610)     (1,635,753)       (599,617)
                                                   -----------       ----------     -----------      ----------      ----------
   Increase (decrease) in Net Assets                   813,827       (1,023,050)     (1,478,698)     (1,171,748)        750,303
   Available for Benefits

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                           3,695,742        2,830,603       1,478,698       8,810,503         996,416
                                                   -----------       ----------     -----------      ----------      ----------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                               $ 4,509,569       $1,807,553     $      --        $7,638,755      $1,746,719
                                                   -----------       ----------     -----------      ----------      ----------

                                                                      Vanguard
                                                    Vanguard      Trustees' Equity -
                                                   U.S. Growth      International          Loan          1994
INVESTMENT INCOME:                                  Portfolio         Portfolio            Fund          Total
                                                    ---------         ---------            ----          -----
   Unrealized appreciation (depreciation)
   of investments                                   ($2,824)          $  5,417          $    --        ($360,741)
   Interest and dividend income                      10,250              3,341             80,880        761,624
   Realized gain (loss) on investments                3,709                 22               --            6,220
                                                  ---------           --------          ---------    -----------
                                                     11,135              8,780             80,880        407,103

CONTRIBUTIONS:
   Employer                                          67,151             23,931               --          970,153
   Participants                                     118,797             14,537               --        1,500,634
                                                  ---------           --------          ---------    -----------
                                                    185,948             38,468               --        2,470,787

LOAN ORIGINATIONS                                    (7,110)            (1,496)           397,220        --
                                                  ---------           --------          ---------    -----------
LOAN REPAYMENTS                                      22,888              1,355           (470,624)       --
                                                  ---------           --------          ---------    -----------
INTERFUND TRANSFERS                                (203,204)           451,405               --          --
                                                  ---------           --------          ---------    -----------
DISTRIBUTIONS TO PARTICIPANTS                      (134,503)             --               (87,038)    (4,693,152)
                                                  ---------           --------          ---------    -----------
   Increase (decrease) in Net Assets               (124,846)           498,512            (79,562)    (1,815,262)
   Available for Benefits

NET ASSETS AVAILABLE FOR
BENEFITS BEGINNING OF YEAR                          734,426              --               880,785     19,427,173
                                                  ---------           --------          ---------    -----------
NET ASSETS AVAILABLE FOR
BENEFITS END OF YEAR                              $ 609,580           $498,512          $ 801,223    $17,611,911
                                                  ---------           --------          ---------    -----------


       The accompanying notes are an integral part of this statement.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS



(1)  DESCRIPTION OF THE PLAN

     The information discussed below is a summary only and reference should be made to the Profit Sharing Plan of Comshare, Incorporated (the "Plan") or inquiries made of the Plan Administrator for more complete information.

     (a) General

         The Plan is a defined contribution plan covering eligible employees of Comshare, Incorporated (the "Company"). The Plan provides retirement benefits and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company administers the Plan and pays all plan administration costs, including fees paid to the Trustee. The operating expenses of the investment advisor are netted from the returns of the funds.

         The Employee Stock Ownership Plan (ESOP) of Comshare
         Incorporated was merged with the Plan effective October 1, 1995. All of the assets of the ESOP which consisted primarily of Comshare common stock were transferred to the Plan and placed in the new Comshare Stock Fund.

     (b) Trustee and Investment Advisor

         As of June 30, 1996 the Plan held all investments with Vanguard Fiduciary Trust Company (the "Trustee" and "Investment Advisor").

         In accordance with the Trust Agreement, the Trustee holds and administers the Plan's assets and executes transactions therewith for the purpose of providing benefits as described in the Plan agreement. The Investment Advisor executes all investment transactions.

     (c) Management Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     (d) Contributions

         The Plan provides for annual employer fixed contributions equal to 2% of eligible participants' compensation. In addition, the Company may make discretionary contributions, the amount of which is determined by the Board of Directors. The discretionary contribution for 1996 was $234,000. There were no discretionary contributions in 1995 or 1994. To qualify for such employer contributions for any given Plan year, a participant must be credited with 1,000 or more hours of service during the Plan year and be employed by the Company on the last day of the Plan year.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)




        Participants may make before-tax contributions, subject to Internal Revenue Service limitations. Participants are eligible for employer matching contributions equal to 50% of the participant's before-tax contributions up to 6% of their compensation.

    (e) Investment Options

        As of June 30, 1996 the investment options available to participants are as follows: (1) Vanguard Money Market Reserves - Prime Portfolio, a money market fund, consisting of investments with maturities of one year or less; (2) Vanguard Bond Index Fund, an intermediate bond fund, consisting primarily of investments in U.S. Government and corporate bonds; (3) Vanguard Index 500 Portfolio, a diversified equity fund, consisting of investments in the stocks included in the Standard & Poors' 500 Index; (4) Vanguard Wellington Fund, a balanced fund, consisting of investments in both stocks and bonds; (5) Vanguard United States Growth Portfolio, a growth stock fund, consisting of investments in common stocks of companies with above-average growth potential; (6) Vanguard Trustees' Equity Fund - International Portfolio, an international equity fund, consisting of investments in stocks of companies based outside the United States; (7) Comshare Stock Fund, a fund investing in the shares of Comshare Inc. There are no guaranteed rates of returns for these funds.

        Participants may change their investment election daily for new funds contributed or loans repaid to the Plan. Contributions to the Plan are invested directly by the Trustee into the investment options based on participant elections.

    (f) Vesting and Eligibility

        All full-time employees and certain part-time employees are eligible to make employee before-tax contributions to the Plan at the beginning of the calendar quarter following the date of hire. Eligible participants begin sharing in employer contributions after completing one year of service. As of June 30, 1996 there were 295 active participants.

        Participants vest in employer discretionary contributions according to a seven year schedule. Participants completing at least 1,000 hours of service in a given plan year are credited with an increase in vesting for such plan year. Full vesting also occurs upon retirement at age 65, or after death or total disability. Employer matching contributions vest according to a seven year schedule for participants with targeted compensation greater than the social security wage base. All other participants are fully vested in employer matching contributions.

        Employee contributions and employer fixed contributions are always fully vested.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)



    (g) Loans and Hardship Withdrawals

        The Plan provides for hardship withdrawals in certain circumstances and for loans to participants. Loans are limited to 50% of a participant's vested balance, and bear interest comparable to competitive bank rates for loans of similar purpose. Loans are repaid through payroll withholding, and most mature within five years. A 10% excise tax is imposed upon hardship withdrawals.

    (h) Benefit Distributions

        Distribution of the vested amounts in a participant's account can be made upon termination of employment or upon retirement. Benefits are paid, at the option of the participant, in a lump sum payment or in periodic payments of substantially equal amounts for a specified number of years, not in excess of 10. As of June 30, 1996 and 1995, the net assets available for benefits included $808,841 and $508,634, respectively, for benefits payable that were due but undistributed to participants as a result of termination of employment or retirement.

    (i) Allocation to Participants' Accounts

        The Trustee maintains the detailed accounts of the net assets available for benefits in the Plan. The Trustee values the fund for each investment option at market value on a daily basis. The net change in each fund's market value for the period is allocated to the accounts of participants within that fund in the same proportion that the balance of each participant's account bears to the total of the fund on the last day of the period. Interest income on loans to participants is credited directly to the individual participant's account. Company discretionary contributions and forfeitures are allocated to eligible participants' accounts in the same proportion that the participant's eligible compensation bears to the total eligible compensation of all participants for the year.

    (j) Plan Termination

        In the event the Plan is terminated, the participants will become fully vested and will receive the balances in their individual accounts.

    (k) Federal Income Tax Status

        The Plan obtained its latest determination letter dated September 16, 1996, in which the Internal Revenue Service stated that the Plan, as amended and restated effective July 1, 1994, was in compliance with the applicable requirements of the Internal Revenue Code (the "Code").

        The Plan has been amended and restated again effective October
        1, 1995 to reflect the merger with the ESOP.   The Plan administrator
        is applying for a new determination letter. The Plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code.

                              PROFIT SHARING PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (continued)

        Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

    (l) Forfeitures

        Non-vested account balances of terminated employees are forfeited at the end of the quarter following the date of termination. Forfeitures were $62,517, $26,714 and $53,894 for the years ended June 30, 1996,
        1995 and 1994, respectively. Forfeitures are allocated on a pro-rata basis to remaining participants.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) Basis of Accounting

        The financial statements have been prepared on the accrual basis of accounting.

    (b) Investments

        Investment transactions are recorded by the Trustee on a trade date basis. Investments are stated in the Statement of Net Assets Available for Benefits at market value. Realized gains and losses on sale of investments and unrealized appreciation (depreciation) of investments are computed based on the difference between the market value of the investments at the beginning of the year, or at the time of purchase if acquired during the year, and the market value of investments when sold or at Plan year end.

(3) REPORTABLE TRANSACTIONS

    Transactions, or a series of transactions, in excess of 5% of Net Assets Available for Benefits at the beginning of the Plan year are reportable transactions under the provisions of ERISA. A list of such transactions is included in Schedule II.

(4) SUBSEQUENT EVENTS

    As of September 13, 1996, the Company's stock was trading at $18.375 per share compared to $31 per share at June 30, 1996. The investments in the Comshare Stock Fund consist primarily of the Company's stock which are valued in the accompanying statement of net assets at the June 30, 1996 share price.

                                                                     Schedule I



                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
                            EIN: 38-1804887 PN: 001
                         ITEM 27a - SCHEDULE OF ASSETS
                HELD FOR INVESTMENT PURPOSES AS OF JUNE 30, 1996

                                       (c) Description of Investment
 (a)      (b) Identity of Issue,          Including Maturity Date,                     (e)
            Borrower, Lessor,          Rate of Interest, Collateral,       (d)       Current
             or Similar Party              Par or Maturity Value           Cost       Value
      ------------------------------  --------------------------------  ----------  ----------
      MUTUAL FUNDS:

 *    Vanguard Money Market                 3,065,717  units            $3,065,717  $3,065,717
      Reserves - Prime Portfolio

 *    Vanguard Bond Index Fund                174,112  units             1,702,277   1,687,144

 *    Vanguard Index 500 Portfolio            165,293  units             7,393,010  10,395,281

 *    Vanguard Wellington Fund                 91,674  units             1,977,532   2,309,281

 *    Vanguard U.S. Growth
      Portfolio                               128,745  units             2,316,295   2,999,767

 *    Vanguard Trustees' Equity
      - International Portfolio                33,564  units             1,090,280   1,083,123

 *    Comshare Stock Fund                     250,496  units               794,233   3,960,341
                                                                       ----------- -----------
      Total Mutual Funds                                                18,339,344  25,500,654
                                                                       ----------- -----------

      LOANS:

      Loans to plan participants    Interest rates range                   635,662     635,662
                                    from 6.5% to 12.75%;               ----------- -----------
                                    maturing through June, 2016

      TOTAL INVESTMENTS                                                $18,975,006 $26,136,316
                                                                       =========== ===========


* Represents a party-in-interest

                                                                     SCHEDULE II


                              PROFIT SHARING PLAN
                           OF COMSHARE, INCORPORATED
                           EIN:  38-1804887  PN:  001
                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS
                        FOR THE YEAR ENDED JUNE 30, 1996


     (a)                          (b)                                     (c)             (d)             (g)
Identity of Party            Description of                             Purchase        Selling         Cost of
   Involved                      Asset                                   Price            Price           Asset
   --------                      -----                                   -----            -----           -----
Vanguard Group     91 purchases of shares of Vanguard                   $1,325,812          N/A             N/A
                   Money Market Reserves - Prime Portfolio

Vanguard Group     76 purchases of shares of Vanguard Index              2,595,851          N/A             N/A
                   500 Portfolio

Vanguard Group     40 purchases of shares of Vanguard Trustees'            518,102          N/A             N/A
                   Equity - International Portfolio

Vanguard Group     53 purchases of shares of Vanguard                    1,235,934          N/A             N/A
                   U.S. Growth Portfolio

Vanguard Group     58 purchases of shares of                             1,103,793          N/A             N/A
                   Vanguard Wellington Fund

Vanguard Group     61 purchases of shares of Vanguard                      512,080          N/A             N/A
                   Bond Index - Total Bond Market

Vanguard Group     23 purchases of shares of Comshare Stock Fund         3,414,970          N/A             N/A

Vanguard Group     73 sales of shares of Vanguard Money                       N/A     $1,932,899      $1,932,899
                   Market Reserves - Prime Portfolio

Vanguard Group     49 sales of shares of Vanguard Index 500 Portfolio         N/A      1,887,795       1,745,867

Vanguard Group     25 sales of shares of Vanguard Trustees'                   N/A        321,569         316,039
                   Equity - International Portfolio

Vanguard Group     24 sales of shares of Vanguard U.S. Growth                 N/A        335,527         304,409
                   Portfolio

Vanguard Group     30 sales of shares of Vanguard Wellington Fund             N/A        878,710         831,507

Vanguard Group     39 sales of shares of Vanguard Bond Index - Total          N/A        399,283         398,346
                   Bond Market

Vanguard Group     47 sales of shares of Comshare Stock Fund                  N/A      1,056,572         879,327

                                                                                (h)
     (a)                        (b)                                         Current Value           (i)
Identity of Party          Description of                                     of Asset on         Net Gain
   Involved                    Asset                                      Transaction Date       or (Loss)
   --------                    -----                                      ----------------       ---------
Vanguard Group     91 purchases of shares of Vanguard                        $1,325,812                 N/A
                   Money Market Reserves - Prime Portfolio

Vanguard Group     76 purchases of shares of Vanguard Index                   2,595,851                 N/A
                   500 Portfolio

Vanguard Group     40 purchases of shares of Vanguard Trustees'                 518,102                 N/A
                   Equity - International Portfolio

Vanguard Group     53 purchases of shares of Vanguard                         1,235,934                 N/A
                   U.S. Growth Portfolio

Vanguard Group     58 purchases of shares of                                  1,103,793                 N/A
                   Vanguard Wellington Fund

Vanguard Group     61 purchases of shares of Vanguard                           512,080                 N/A
                   Bond Index - Total Bond Market

Vanguard Group     23 purchases of shares of Comshare Stock Fund              3,414,970                 N/A

Vanguard Group     73 sales of shares of Vanguard Money                       1,932,899             $     0
                   Market Reserves - Prime Portfolio

Vanguard Group     49 sales of shares of Vanguard Index 500 Portfolio         1,887,795              141,928

Vanguard Group     25 sales of shares of Vanguard Trustees'                     321,569                5,530
                   Equity - International Portfolio

Vanguard Group     24 sales of shares of Vanguard U.S. Growth                   335,527               31,118
                   Portfolio

Vanguard Group     30 sales of shares of Vanguard Wellington Fund               878,710               47,203

Vanguard Group     39 sales of shares of Vanguard Bond Index - Total            399,283                  937
                   Bond Market

Vanguard Group     47 sales of shares of Comshare Stock Fund                  1,056,572              177,245



       The accompanying notes are an integral part of this statement.

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1996 financial statements of the Profit Sharing Plan of Comshare, Incorporated dated September 20, 1996, included in this Form 11-K into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No.
33-87706, File No. 33-87708, File No. 33-86908 and File No. 33-65109).



                                                Arthur Andersen LLP

Detroit, Michigan
September  27, 1996

                        EMPLOYEE STOCK OWNERSHIP PLAN
                          OF COMSHARE, INCORPORATED
        FINANCIAL STATEMENTS AS OF OCTOBER 11, 1995 AND JUNE 30, 1995
                  AND FOR THE PERIOD ENDED OCTOBER 11, 1995
                AND FOR THE YEARS ENDED JUNE 30, 1995 AND 1994
                        TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Plan Administrator
     of the Employee Stock Ownership Plan
     of Comshare, Incorporated:

We have audited the accompanying statement of net assets available for benefits of the EMPLOYEE STOCK OWNERSHIP PLAN OF COMSHARE, INCORPORATED (the "Plan") as of October 11, 1995 and June 30, 1995, and the related statement of changes in net assets available for benefits for the period ended October 11, 1995 and the years ended June 30, 1995 and 1994. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of October 11, 1995 and June 30, 1995 and the changes in net assets available for benefits for the period ended October 11, 1995 and the years ended June 30, 1995 and 1994 in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.



                                                ARTHUR ANDERSEN LLP


Detroit, Michigan,
    September 20, 1996

                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES



EXHIBITS

1. Statement of Net Assets Available for Benefits as of October 11, 1995 and June 30, 1995

2. Statement of Changes in Net Assets Available for Benefits for the Period Ended October 11, 1995, and the Years Ended June 30, 1995 and 1994


Notes to Financial Statements


SCHEDULES

I. Item 27a - Schedule of Assets Held for Investment Purposes as of October 11, 1995

II. Item 27d - Schedule of Reportable Transactions for the Period Ended October 11, 1995

                                                                      EXHIBIT 1

                        EMPLOYEE STOCK OWNERSHIP PLAN

                          OF COMSHARE, INCORPORATED

                STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                   AS OF OCTOBER 11, 1995 AND JUNE 30, 1995

                                     October 11, 1995            June 30, 1995
                                     -------------------         ---------------
RECEIVABLES:
   Employer contributions            $      ---                  $       219,883
   Participants' contributions              ---                            3,487
                                     -------------------         ---------------
                                     $      ---                  $       223,370
                                     ===================         ===============

INVESTMENTS, at market:
   Short term fund                   $      ---                  $           104
   Comshare common stock -
   allocated, 125,055
   shares at cost of $939,014
   for year ended June 30, 1995             ---                        2,594,663
                                     -------------------         ---------------
                                     $      ---                  $     2,594,767
                                     ===================         ===============

LIABILITIES:
   Accrued interest                  $      ---                  $       (18,923)
   Note due to Comshare                     ---                         (199,185)
                                     -------------------         ---------------
                                     $      ---                  $      (218,108)
                                     ===================         ===============


NET ASSETS AVAILABLE FOR BENEFITS:
   Allocated                         $      ---                  $     2,600,029
   Unallocated                              ---                              ---
                                     -------------------         ---------------

                                     $      ---                  $     2,600,029
                                     ===================         ===============

        The accompanying notes are an integral part of this statement.

                                                                    EXHIBIT 2

                        EMPLOYEE STOCK OWNERSHIP PLAN
                          OF COMSHARE, INCORPORATED
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE PERIOD ENDED OCTOBER 11, 1995 AND THE YEARS ENDED JUNE 30, 1995 AND 1994


                                                        October 11, 1995                               June 30, 1995
                                            -----------------------------------------   -----------------------------------------
                                             Allocated    Unallocated        Total       Allocated      Unallocated       Total
                                            -----------   -----------     -----------   -----------     -----------    ----------
Beginning Balance                           $ 2,600,029   $     ---       $ 2,600,029   $1,331,861      $  174,429     $1,506,290

Net unrealized appreciation
of investments                                  861,423         ---           861,423      828,291         286,236      1,114,527

Net realized gain/(loss) on investment          167,406         ---           167,406      (62,496)          ---          (62,496)

Employer contributions                            5,956         ---             5,956       17,836         218,191        236,027

Participants' contributions                      25,280         ---            25,280       78,443           ---           78,443

Interest income                                     444         ---               444          189           ---              189

Distributions to participants                  (477,205)        ---          (477,205)    (254,028)          ---         (254,028)

Interest expense                                  ---           ---             ---          ---           (18,923)       (18,923)

Transferred to other plan                    (3,183,333)        ---        (3,183,333)       ---             ---            ---

Allocation of shares released                     ---           ---             ---        659,933        (659,933)         ---
                                            -----------   ----------       ----------   ----------      ----------     ----------
Ending Balance                              $     ---     $     ---       $     ---     $2,600,029      $    ---       $2,600,029
                                            -----------   ----------       ----------   ----------      ----------     ----------

                                                                  June 30, 1994
                                                  ---------------------------------------------
                                                   Allocated       Unallocated         Total
                                                  -----------      -----------       ----------
Beginning Balance                                 $  755,064         $ 16,750        $  771,814

Net unrealized appreciation
of investments                                       589,423          170,008           759,431

Net realized gain/(loss) on investment                57,980            ---              57,980

Employer contributions                                17,934           18,923            36,857

Participants' contributions                           85,647            ---              85,647

Interest income                                           68            ---                  68

Distributions to participants                       (186,584)           ---            (186,584)

Interest expense                                       ---            (18,923)          (18,923)

Transferred to other plan                              ---              ---               ---

Allocation of shares released                         12,329          (12,329)            ---
                                                  ----------         --------        ----------
Ending Balance                                    $1,331,861         $174,429        $1,506,290
                                                  ----------         --------        ----------

        The accompanying notes are an integral part of this statement.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS



(1) DESCRIPTION OF THE PLAN

    The information discussed below is a summary only and reference should be made to the Employee Stock Ownership Plan of COMSHARE, Incorporated (the "Plan") or inquiries made of the Plan Administrator for more complete information.

    (a) General

        The Plan was established effective June 28, 1985. It is a defined contribution plan covering eligible employees of COMSHARE, Incorporated (the "Company"). The Plan provides retirement benefits and is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Company administers the Plan and pays all administration costs, including fees paid to Comerica Bank (the "Trustee").

        The Plan was merged into the Profit Sharing Plan of Comshare, Incorporated and the transfer of plan assets was completed on October 11, 1995. The Plan ceased to exist following the merger. All Plan participants retained their accrued benefits under the merged plan.

    (b) Management Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    (c) Trustee

        In accordance with the Trust Agreement, the Trustee holds and administers the Plan's assets and executes transactions therewith for the purpose of providing benefits as described in the Plan.

    (d) Contributions

        The Plan provides for annual contributions as determined by the Company's Board of Directors, subject to Internal Revenue Service limitations. However, the Company is required to contribute amounts sufficient to enable the Plan to pay principal and interest on borrowings by the Plan when due.

        Company contributions may be paid to the Trustee in cash and/or shares of Comshare, Incorporated common stock valued at fair market value.

        Company contributions are used first to pay interest and principal due on any borrowings by the Plan.

        Participants may make before-tax contributions, subject to Internal Revenue Service limitations. Participants are eligible for employer matching contributions equal to 50% of the participant's before-tax contributions up to 6% of compensation, less such contributions to the Profit Sharing Plan of COMSHARE, Incorporated.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (CONTINUED)


         Company contributions to the Plan for the plan years shown below were as follows:


                             October 11, 1995  June 30, 1995  June 30, 1994
                             ----------------  -------------  -------------

     Employer Discretionary           $   ---       $218,191        $18,923
     Employer Matching                  5,956         17,836         17,934



    (e)  Investments

         The Plan invests solely in the Company's common stock. Contributions to the Plan are invested temporarily by the Trustee in a short term fund. The Trustee purchases the Company's stock in the open market whenever funds permit.

    (f)  Vesting and Eligibility

         All full-time U.S. employees are eligible to participate in the Plan after completing one year of service. The Plan was amended effective July 1, 1994 to allow full time employees to begin before tax contributions at the beginning of the calendar quarter following their date of hire. As of October 11, 1995 and June 30, 1995 there were 286 active participants, respectively.

         Participants are vested in employer discretionary contributions according to a seven-year schedule. Participants completing at least 1,000 hours of service in a given plan year are credited with an increase in vesting for such plan year. Full vesting also occurs upon retirement at age 65 or after death or total disability. Employer matching contributions are vested according to a seven-year schedule for participants with targeted compensation greater than the social security wage base. All other participants are fully vested in employer matching contributions.

         Employee contributions are always fully vested.

    (g)  Benefit Distributions

         Upon retirement, death, disability or termination of employment, distribution of a participant's entire account is made as of the next valuation date. Distributions are made at the option of the participant in whole shares of the Company's common stock and cash for fractional shares or entirely in cash. As of October 11, 1995 and June 30, 1995 the net assets available for benefits included $0 and $396,551, respectively, of benefits payable to participants who have withdrawn from the Plan.

    (h)  Forfeitures

         Unvested account balances of terminated employees are forfeited in the plan year in which the employee is credited with less than 501 hours of service. Forfeitures were $0 in the period ended October 11, 1995, $10,547 for the year ended June 30, 1995, and $1,245 for the year ended June 30, 1994. All forfeitures are reallocated to eligible participants' accounts.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (CONTINUED)


    (i)  Allocation of Participants' Accounts

         The Trustee maintains the detail accounts of the net assets available for benefits in the Plan. After the close of the plan year, the Trustee values the number of shares of the Company's common stock in each participant's account at market value.

         Company discretionary contributions and forfeitures are allocated to eligible participants' accounts in the same proportion that the participants' eligible compensation bears to the total eligible compensation of all participants for the year.

         The Plan has the right to borrow funds to purchase the Company's common stock for future allocation to participants. The borrowings are secured by the shares purchased with the proceeds of such borrowings. No shares purchased as a result of borrowings will be allocated to participants' accounts until such time as the Company makes contributions to the Plan to repay the borrowings. The unallocated shares are allocated to participants as the borrowings and interest thereon are repaid. Shares allocated to participant accounts due to repayments on the promissory note (see note 4) were 31,804 and 2,759 for the years ended June 30, 1995 and 1994 respectively.

    (j)  Voting Rights

         Shares of the Company's common stock allocated to participants' accounts are voted by the Trustee at the participants' direction. Unallocated shares of the Company's common stock held by the Plan are voted by the Trustee in the same proportion as those shares voted by participants.

    (k)  Plan Termination

         In the event the Plan is terminated, the participants will become fully vested and will receive the shares in their individual accounts.

    (l)  Tax Status

         The Plan obtained its latest determination letter dated September 16, 1996, in which the Internal Revenue Service stated that the Plan, as amended and restated effective July 1, 1994, was in compliance with the applicable requirements of the Internal Revenue Code (the "Code").

         The Plan Administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Code. They believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

         Company contributions and employee before-tax contributions are not taxable to participants when contributed to the Plan. Any earnings on such contributions are also not taxable to participants when earned by the Plan.

                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                  (CONTINUED)


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a)  Basis of Accounting

         The financial statements have been prepared on the accrual basis of accounting.

    (b)  Investments

         Investments are purchased on the open market by the Trustee and transactions are recorded on the trade date basis. Investments are stated in the Statement of Net Assets Available for Benefits at current value, which equals market value. The market value of the Company's common stock, the principal investment, was the closing price on the valuation dates, October 11, 1995, and June 30, 1995 and 1994, as quoted on the NASDAQ National Market System.

         Unrealized appreciation/(depreciation) of investments is the change in market values during the year of investments held as of the reporting date and is reflected in the accompanying Statement of Changes in Net Assets Available for Benefits as a separate line item. Realized gains and losses and unrealized appreciation/(depreciation) are based on the value of the assets at the beginning of the Plan year or date of purchase.

         Included in the unrealized appreciation/(depreciation) of investments is the transfer of appreciation corresponding to the transfer of cost of the shares released from unallocated equity. The unrealized appreciation transferred was $ 0 for the period ended October 11, 1995, $286,236 and $4,914 for the years ended June 30, 1995 and 1994 respectively.


(3) PARTICIPANTS' CONTRIBUTIONS RECEIVABLE

    Participants' contributions receivable represents amounts received from participants by the Company and credited to each participant's account. These amounts were remitted by the Company to the Trustee subsequent to year-end.

(4) RELATED PARTY TRANSACTIONS

    The principal amount of the promissory note to the Company due July 1, 1995, was repaid in full subsequent to the June 30, 1995 plan year end including any accrued interest on the promissory note.

                                                                      SCHEDULE I
                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                            EIN: 38-1804887 PN: 002

          ITEM 27A - SCHEDULE OF  ASSETS HELD FOR INVESTMENT PURPOSES

                             AS OF OCTOBER 11, 1995



                                                                                          (e)
                                                                                  (d)    Current
(a)  (b) Identity of Issuer, Borrower, etc.  (c) Description of Investment Cost  Value
- ---  --------------------------------------  ----------------------------------  -----
*         None                                           None                     $ --     $  --









*  Represents a party-in-interest.

                                                                     SCHEDULE II
                         EMPLOYEE STOCK OWNERSHIP PLAN

                           OF COMSHARE, INCORPORATED

                            EIN: 38-1804887 PN: 002

                 ITEM 27D - SCHEDULE OF REPORTABLE TRANSACTIONS

                     FOR THE PERIOD ENDED OCTOBER 11, 1995


                                                                                              (h)       (i)
                                                              (c)       (d)       (g)        Market     Net
                                                            Purchase   Selling   Cost of    Value of    Gain
(a) Identity of Party  (b) Description of Asset              Price      Price     Asset      Asset     (Loss)
- ---------------------  -----------------------------------  --------  --------- --------- ----------- ----------

Comerica Bank          Twelve aggregate purchases           $269,192     N/A       N/A         $269,192     N/A
                       of 269,192 units of Short term
                       fund, $1 par

Comerica Bank          Thirteen aggregate sales of             N/A     $269,296   $269,296       N/A         --
                       269,296 units of Short term
                       fund, $1 par

Comerica Bank          Four aggregate transfers of 108,260     N/A       N/A      $841,539   $3,183,333     N/A
                       shares of Comshare, Inc. Common
                       Stock to the Profit Sharing Plan


Open Market            Twenty aggregate purchases           $100,194     N/A       N/A       $  100,194     N/A
                       of 7,383 shares of Comshare,
                       Inc. Common Stock

Open Market            Two aggregate sales of 9,412            N/A     $233,035   $ 81,579       N/A     $151,456
                       shares of Comshare, Inc.
                       Common Stock

Plan Participants      Forty-seven aggregate distributions     N/A     $259,275   $ 74,212       N/A     $185,063
                       of 8,609 shares of Comshare, Inc.
                       Common Stock

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1996 financial statements of the Profit Sharing Plan of Comshare, Incorporated dated September 20, 1996, included in this Form 11-K into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-37564, File No. 33-85720, File No.
33-87706, File No. 33-87708, File No. 33-86908 and File No. 33-65109).



                                                        Arthur Andersen LLP

Detroit, Michigan
September  27, 1996